Exhibit 99.1

KULICKE & SOFFA ANNOUNCES REVENUE FOR ITS SECOND FISCAL
QUARTER AND REVENUE GUIDANCE FOR ITS THIRD FISCAL QUARTER

April 13, 2010

FORT WASHINGTON, Pa.--(BUSINESS WIRE)--Kulicke & Soffa Industries, Inc. (NASDAQ:KLIC - News) (“K&S”) today announced revenue of approximately $153 million for its second fiscal quarter, ended April 3, 2010, and revenue guidance for its June quarter of approximately $205 million.  K&S will announce its full financial results for the second fiscal quarter on May 6, 2010.

Scott Kulicke, Chairman and Chief Executive Officer, stated, “We are able to give revenue guidance for the June quarter a few weeks earlier than normal because of unprecedented demand for both ball bonders and wedge bonders.  Based on booked orders, we expect June quarter revenue of approximately $205 million.  This same strength in demand gives us visibility into the beginning of the September quarter and while it is too early to give guidance for that quarter, so far we are seeing a continuation of current customer demand patterns.”

Full Second Quarter Results and Earnings Conference Call Details

We will announce full second quarter financial results on May 6, 2010 and hold a conference call to discuss those results beginning at 9:00 am (ET) the same day. To access the conference call, interested parties may call (877) 407-8037 or (201) 689-8037, or log on to www.kns.com/investors/events for listen-only mode. A replay will be available approximately one hour after the completion of the call by calling toll-free (877) 660-6853 or internationally (201) 612-7415 and using the following replay access codes: 5521 (account number) and 347810 (replay ID number). A replay will also be available on the K&S website at www.kns.com/investors/events. The replay will be available via phone and website for a limited time.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC - News) is a global leader in the design and manufacture of semiconductor assembly equipment. As one of the pioneers of the industry, K&S has provided customers with market leading packaging solutions for decades. In recent years K&S has expanded its product offerings through strategic acquisitions, adding die bonding, wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor devices.

Caution Concerning Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to future revenue and the demand for our products.  While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the volatility in the demand for semiconductors and our products and services; the risk that anticipated customer orders may not materialize or that orders received may be postponed or canceled, generally without charges; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk that our suppliers may not be able to meet our demands on a timely basis during periods of historically high demand for our products; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2009 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.